Exhibit 99.1

Education Funding Capital Trust-II

Statements to Noteholders

June 30, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:	June 30, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	6,431,750.48	183,169.44	—
Series 2003A-2	—	341,905.00	—
Series 2003A-3	—	748,851.25	—
Series 2003A-4	—	75,833.33	—
Series 2003A-5	—	74,812.50	—
Series 2003A-6	—	101,888.89	—
Series 2003A-7	—	101,888.89	—
Series 2003A-8	—	102,666.67	—
Series 2003B-1	—	53,666.67	—

	6,431,750.48	1,784,682.64	—

Information on Each Series of Notes as of:	June 30, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	73,568,249.52	0.9196031	1.13750%	N/A
Series 2003A-2	144,000,000.00	1.0000000	1.18750%	N/A
Series 2003A-3	276,000,000.00	1.0000000	1.38750%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	75,000,000.00	1.0000000	1.30000%	—
Series 2003A-5	75,000,000.00	1.0000000	1.17000%	—
Series 2003A-6	100,000,000.00	1.0000000	1.33000%	—
Series 2003A-7	100,000,000.00	1.0000000	1.28000%	—
Series 2003A-8	100,000,000.00	1.0000000	1.18000%	—
Series 2003B-1	50,000,000.00	1.0000000	1.25000%	—

	993,568,249.52			—

Education Funding Capital Trust-II

Statements to Noteholders

June 30, 2003

(per Section 11.04)

Value of the Trust Estate as of:	June 30, 2003

Principal Balance of Financed Student Loans	934,008,701.67
Accrued Interest on Financed Student Loans	5,219,712.16
Cash and Investment Balance	31,008,526.25
Accrued Interest on Cash and Investments	31,392.02

970,268,332.10

Accrued Interest and Fees with respect to the Notes	609,271.05

Pool Balance	934,008,701.67

Parity Percentage	97.59%

Senior Parity Percentage	102.77%

Rollforward of Indenture Funds during month ended:	June 30, 2003

	Distribution Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	0.27	2,274,227.97	10,000,000.00	10,000,000.00
Withdrawals	(9,394,072.67)	(5,000.00)	—	—
Deposits	9,396,429.01	4,449.38	—	—

Ending Balance	2,356.61	2,273,677.35	10,000,000.00	10,000,000.00

Amounts allocated during month ended:	June 30, 2003

Servicing fees	114,792.63
Administration fee	—
Auction agent fee	3,868.06
Broker dealer fee	96,701.37
Calculation agent fee	—
Trustee fee	—

215,362.06

Activity on Financed Student Loans during month ended:	June 30, 2003

Recoveries of Principal	3,761,063.14

Recoveries of Interest	2,552,517.07

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	18,748.00

Rejected federal reimbursement claims	—

Education Funding Capital Trust-II

Statements to Noteholders

Portfolio Statistics

June 30, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance
		Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment – Current	25,549	642,182,586	68.76%	25,135
Repayment – Delinquent	3,642	103,409,110	11.07%	28,393
Forbearance	1,666	69,510,142	7.44%	41,723
Deferment	3,051	118,906,864	12.73%	38,973

Total Repayment	33,908	934,008,702	100.00%	27,545

Total Portfolio	33,908	934,008,702	100.00%	27,545

Breakdown of Delinquent:
11 – 30 days	1,378	35,452,251	3.80%	25,727
31 – 60 days	1,267	36,891,488	3.95%	29,117
61 – 90 days	571	17,607,903	1.89%	30,837
91 – 120 days	230	6,996,470	0.75%	30,419
121 – 150 days	166	5,371,678	0.58%	32,360
151 – 180 days	29	1,070,570	0.11%	36,916
181 – 210 days	0	0	0.00%	0
211 – 240 days	0	0	0.00%	0
241 – 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	1	18,748	0.00%	18,748

Total Delinquent	3,642	103,409,110	11.07%	28,393

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	33,908	934,008,702	100.00%	27,545

Total	33,908	934,008,702	100.00%	27,545